Exhibit 99.1

Inseego Reports Third Quarter 2026 Financial Results

Q3 2026 revenue of $33.3 million

Q3 2026 Adjusted EBITDA* of Negative $1.0 million and GAAP Net Loss of $8.1 million

Announced completion of the acquisition of Nokia’s Fixed Wireless Access Business (“FastMile”) on October 1st

SAN DIEGO, November 4, 2026 (GLOBE NEWSWIRE) -- Inseego Corp. (Nasdaq: INSG) (the “Company”), today reported its results for the third quarter of 2026, ended September 30, 2026.

“We were very pleased to complete the acquisition of Nokia’s Fixed Wireless Access Business on October 1st, which will allow us to expand our carrier partnerships globally,” said Juho Sarvikas, CEO of Inseego. “Inseego North America, representing our legacy business, delivered Q3 revenue and adjusted EBITDA within our guided range, but we need to continue to improve our performance. I have taken steps to address the engineering and product delivery issues I highlighted last quarter, including bringing in a new CTO, and we are underway with our efforts to restructure the engineering function. Our focus now is on ensuring execution in the short-term while we integrate the FastMile business with Inseego North America to operate as one global company.”

Steven Gatoff, CFO of Inseego, added: “We are pleased to welcome Nokia as an investor in Inseego as a result of the closing of the transaction, and with the support they are providing the business while we integrate our global engineering operations. We have reduced headcount and spend in Q4, which will help move us toward a return to profitability as we look to drive revenue growth throughout the portfolio.”

Q3 2026 Financial Highlights

•	Total revenue for Q3 2026 was $33.3 million.

•	Adjusted EBITDA* for Q3 2026 was negative $1.0 million. GAAP Net Loss was $8.1 million.

•	GAAP gross margin for Q3 2026 was 33.3%.

Note: Q3 2026 Financial results are for our legacy business only, which we refer to as Inseego North America.

Business Highlights

•	Completed the acquisition of Nokia’s Fixed Wireless Access business (“FastMile”), see separate section below.

•	Selected by a Tier-1 Carrier to provide a ruggedized, high-powered premium-tier MiFi, with shipments expected to begin in mid-2027.

•	Introduced intelligent multi-WAN control software for its portfolio of SD-WAN appliances, making resilient connectivity across multiple broadband sources simpler and more accessible for operators and their customers. The capability provides intelligent traffic handling across outdoor 5G receivers, low Earth orbit satellite terminals, fiber, other wired broadband connections, and integrated cellular WAN links.

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•	Achieved CMMC Certification for Inseego Subscribe, enabling service providers to support U.S. Government Customers.

•	Reduced headcount and contractor spend in October 2026, anticipated to reduce spend by $8m annually.

•	Announced Nick Lambourne as Chief Technology Officer, leading the Company’s global engineering organization Nick has deep cellular expertise and experience across hardware, software, cloud, and international engineering operations.

Nokia FWA Acquisition

On October 1st, the Company announced the completion of its acquisition of Nokia’s Fixed Wireless Access (FWA) business, first announced on April 30, 2026. The acquisition is expected to approximately double Inseego’s revenue and position the company as a global wireless broadband leader. By adding indoor, outdoor and millimeter-wave FWA solutions to its wireless broadband portfolio, Inseego expands its reach across consumer and business connectivity. The transaction also meaningfully extends Inseego’s footprint globally to now include leading carriers across Europe, the Middle East, Asia, and Oceania. The addition of this product and technology portfolio also significantly expands Inseego’s engineering capabilities.

Following the transaction, approximately 250 people associated with the acquired business are now supporting Inseego’s expanded global operations across engineering, product management, supply chain and sourcing, and customer support. This group includes employees joining Inseego and Nokia personnel who will continue to support the business under a transition services agreement.

To support its expanded global operations, Inseego has established an international headquarters in Amsterdam and a development center in Athens, expanded its presence in Bangalore, and added customer-facing sales and technical resources across its new markets.

The results of the acquired business will be included in Inseego’s consolidated results beginning in the 4th quarter of 2026. Pro forma information about the revenue of the acquired business is included in a table to this Press Release.

Q4 2026 Guidance

The Company provided the following guidance for the fourth quarter of 2026:

–	Q4 2026 total revenue in the range of $56 million to $65 million, comprised of:

–	Inseego North America revenue in the range of $21 million - $25 million.

–	Acquired FastMile revenue in the range of $35 million - $40 million.

–	Q4 2026 Adjusted EBITDA* in the range of $0 million to $2 million. Anticipated Q4 2026 Adjusted EBITDA includes the impact of support payments from Nokia under the acquisition agreement in the range of $12 million to $14 million.

The above guidance updates and supersedes any and all prior issued guidance.

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Investor Events

Inseego management will be participating in the following upcoming investor events:

•	November 17, 2026 – Craig-Hallum 17th Annual Alpha Select Conference (New York, NY)

•	November 18, 2026 – ROTH 15th Annual Technology Conference (New York, NY)

Conference Call Information

Inseego will host a conference call and live webcast today at 5:00 p.m. ET. A Q&A session will be held live directly after the prepared remarks. To access the conference call:

•	Online, visit https://investor.inseego.com/events-presentations

•	Those without internet access or unable to pre-register may dial in by calling:

•	In the United States, call 1-844-282-4463

•	International parties can access the call at 1-412-317-5613

An audio replay of the conference call will be available one hour after the call through November 19, 2026. To hear the replay, parties in the United States may call 1-855-669-9658 and enter access code 9792023 followed by the # key. International parties may call 1-412-317-0088. In addition, the Inseego Corp. press release will be accessible from the Company's website before the conference call begins.

*Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for more information, and the tables at the end of this release for a reconciliation to the closest GAAP measure.

About Inseego Corp.

Inseego is a global leader in wireless broadband, delivering fast, reliable connectivity to homes, businesses, and people on the move. With the acquisition of Nokia’s FastMile fixed wireless access business, Inseego offers one of the industry’s broadest cellular broadband portfolios, spanning fixed wireless gateways, mobile hotspots and routers, enterprise and industrial gateways, and cloud-based device, network, and subscriber management software. Backed by decades of wireless engineering expertise across 5G, Wi-Fi, antenna design, and cloud software, Inseego partners with mobile network operators worldwide to deliver connectivity at scale. Headquartered in San Diego, California, Inseego has offices in Amsterdam, Bangalore, and Athens. Learn more at www.inseego.com.

© 2026. Inseego Corp. All rights reserved. The Inseego name and logo are trademarks of Inseego Corp.

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Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our financial guidance, future business outlook, the future demand for our products, and other statements that are not purely historical facts are forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections. They are subject to significant risks and uncertainties that could cause results to differ materially from those anticipated in such forward-looking statements. We, therefore, cannot guarantee future results, performance, or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the Company’s dependence on a small number of customers for a substantial portion of our revenues; (2) the future demand for wireless broadband access to data and device management software and services and our ability to accurately forecast; (3) the growth of wireless wide-area networking and device management software and services; (4) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (5) our ability to develop sales channels and to onboard channel partners; (6) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (7) dependence on third-party manufacturers and key component suppliers worldwide; (8) the impact of fluctuations of foreign currency exchange rates; (9) the impact of supply chain challenges on our ability to source components and manufacture our products; (10) unexpected liabilities or expenses; (11) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (12) litigation, regulatory and IP developments related to our products or components of our products; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including restructuring activities and the timing of their implementations; (15) the impact of rising global memory or other component prices and related supply chain disruptions, (16) the impact of high rates of inflation and rising interest rates, (17) the impact of import tariffs on our materials and products, and (18) the impact of geopolitical instability on our business.

Additionally, in connection with Inseego’s acquisition of Nokia’s Fixed Wireless Access (“FastMile”) business, factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of the acquisition, which may be affected by, among other things, the potential loss of customers and/or employees of the FastMile business, competition, and/or the ability of Inseego to grow and manage growth profitably; (2) the risk that Inseego will not be able to integrate the FastMile business successfully; (3) the risk that costs savings and other anticipated synergies from the acquisition may not be realized when expected, or at all; (4) the diversion of Inseego’s management’s time on issues related to the acquisition.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future, except as otherwise required under applicable law and our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended.

Non-GAAP Financial Measures

Inseego Corp. has provided financial information in this press release that has not been prepared in accordance with GAAP. Non-GAAP net income (loss) and non-GAAP net income (loss) per share, for example, exclude the impact of share-based compensation expense, impairment of capitalized software, amortization of intangible assets purchased through acquisitions, non-recurring transaction related costs, and other non-recurring gains and losses. Adjusted EBITDA, in addition to those items excluded from non-GAAP net income (loss), excludes all interest expense, taxes, depreciation, amortization, and other non-operating income/expense.

Non-GAAP net income (loss), non-GAAP net income (loss) per share, and Adjusted EBITDA are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures have limitations as an analytical tool. They are not intended to be used in isolation or as a substitute for cost of revenues, operating expenses, net income (loss), net income (loss) per share or any other performance measure determined in accordance with GAAP. We present these non-GAAP financial measures because we consider them to be important supplemental performance measures.

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We use these non-GAAP financial measures to make operational decisions, evaluate our performance, prepare forecasts and determine compensation. Further, management and investors benefit from referring to these non-GAAP financial measures in assessing our performance when planning, forecasting and analyzing future periods. Share-based compensation expenses are expected to vary depending on the number of new incentive award grants issued to both current and new employees, the number of such grants forfeited by former employees, and changes in our stock price, stock market volatility, expected option term and risk-free interest rates, all of which are difficult to estimate. In calculating non-GAAP financial measures, we exclude certain non-cash and one-time items to facilitate comparability of our operating performance on a period-to-period basis because such expenses are not, in our view, related to our ongoing operational performance. We use this view of our operating performance to compare it with the business plan and individual operating budgets and in the allocation of resources.

We believe that these non-GAAP financial measures are helpful to investors in providing greater transparency to the information used by management in its operational decision-making. The Company believes that using these non-GAAP financial measures also facilitates comparing our underlying operating performance with other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results.

In the future, we expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. Investors and potential investors are cautioned that material limitations are associated with using non-GAAP financial measures as an analytical tool. The limitations of relying on non-GAAP financial measures include, but are not limited to, the fact that other companies, including other companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative tool.

Investors and potential investors are encouraged to review the reconciliation of our non-GAAP financial measures in this press release with our GAAP financial results.

Investor Relations Contact:

Matt Glover, Gateway Group: (949) 574-3860

IR@inseego.com

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Mobile solutions	$19,100	$16,037	$53,079	$47,499
Fixed wireless access solutions	4,180	17,650	23,857	34,064
Product	23,280	33,687	76,936	81,563
Software services and other	9,983	12,206	34,649	36,226
Total revenues	33,263	45,893	111,585	117,789
Cost of revenues:
Product	21,022	25,253	65,160	63,014
Software services and other	1,155	1,556	3,896	4,193
Total cost of revenues	22,177	26,809	69,056	67,207
Gross profit	11,086	19,084	42,529	50,582
Operating costs and expenses:
Research and development	5,114	4,878	16,225	14,233
Sales and marketing	4,561	4,198	16,624	12,083
General and administrative	6,162	5,689	20,855	14,882
Depreciation and amortization	2,422	2,164	6,459	5,989
Impairment of capitalized software	–	–	341	384
Total operating costs and expenses	18,259	16,929	60,504	47,571
Operating income (loss)	(7,173)	2,155	(17,975)	3,011
Other (expense) income:
Interest expense	(918)	(885)	(3,189)	(2,844)
Other income (expense), net	28	126	196	611
Income (loss) before income taxes	(8,063)	1,396	(20,968)	778
Income tax provision (benefit)	40	(36)	109	9
Income (loss) from continuing operations	(8,103)	1,432	(21,077)	769
Income (loss) from discontinued operations, net of income tax provision	–	–	–	(400)
Net income (loss)	(8,103)	1,432	(21,077)	369
Preferred stock dividends	–	(903)	–	(2,650)
Preferred stock exchange deemed contribution	–	–	15,100	–
Net income (loss) attributable to common stockholders	$(8,103)	$529	$(5,977)	$(2,281)
Per share data:
Net earnings (loss) per share
Basic
Continuing operations	$(0.49)	$0.03	$(0.37)	$(0.12)
Discontinued operations	$–	$–	$–	$(0.03)
Basic earnings (loss) per share*	$(0.49)	$0.03	$(0.37)	$(0.15)
Diluted
Continuing operations	$(0.49)	$0.03	$(0.37)	$(0.12)
Discontinued operations	$–	$–	$–	$(0.03)
Diluted earnings (loss) per share*	$(0.49)	$0.03	$(0.37)	$(0.15)
Weighted-average shares used in computation of net earnings (loss) per share
Basic	16,439,278	15,142,000	16,284,707	15,056,458
Diluted	16,439,278	15,522,042	16,284,707	15,056,458

* Rounding may impact summation of amounts

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INSEEGO CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$6,611	$24,886
Accounts receivable, net	26,865	25,086
Inventories	20,513	7,726
Prepaid expenses and other current assets	8,610	6,389
Total current assets	62,599	64,087
Property, plant and equipment, net	1,257	1,087
Intangible assets, net	23,427	20,676
Goodwill	3,949	3,949
Operating lease right-of-use assets	2,794	3,451
Other assets	669	557
Total assets	$94,695	$93,807
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$36,924	$23,583
Accrued expenses and other current liabilities	30,727	24,856
Total current liabilities	67,651	48,439
Long-term liabilities:
Operating lease liabilities	2,169	2,910
Deferred tax liabilities, net	195	186
Working Capital Facility	7,642	–
2029 Senior Secured Notes, net	50,166	41,611
Other long-term liabilities	3,448	4,705
Total liabilities	131,271	97,851
Commitments and contingencies
Stockholders’ deficit:
Preferred stock (no shares outstanding as of September 30, 2026; aggregate liquidation preference of $41,966 as of December 31, 2025)	–	–
Common stock	16	15
Additional paid-in capital	877,307	903,899
Accumulated other comprehensive income (loss)	439	403
Accumulated deficit	(914,338)	(908,361)
Total stockholders’ deficit	(36,576)	(4,044)
Total liabilities and stockholders’ deficit	$94,695	$93,807

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INSEEGO CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(21,077)	$369
Adjustments to reconcile net loss to net cash used in operating activities:
(Income) Loss from discontinued operations, net of tax	–	400
Depreciation and amortization	6,517	6,079
Provision for expected credit losses	20	287
Impairment of capitalized software	341	384
Provision for excess and obsolete inventory	2,872	510
Gain on early lease termination	–	(443)
Share-based compensation expense	7,645	5,105
Amortization of debt discount (premium) and debt issuance costs, net	(363)	(120)
Deferred income taxes	9	9
Non-cash operating lease expense	657	774
Other	199	–
Changes in assets and liabilities:
Accounts receivable	(1,799)	(14,047)
Inventories	(15,659)	4,463
Prepaid expenses and other assets	(2,333)	(1,164)
Accounts payable	14,352	(184)
Accrued expenses and other liabilities	148	(5,325)
Operating lease liabilities	(717)	(952)
Operating cash flows from continuing operations	(9,188)	(3,855)
Operating cash flows from discontinued operations	–	(908)
Net cash used in operating activities	(9,188)	(4,763)
Cash flows from investing activities:
Purchases of property, plant and equipment	(549)	(321)
Additions to capitalized software development costs and purchases of intangible assets	(10,084)	(6,121)
Investing cash flows from continuing operations	(10,633)	(6,442)
Investing cash flows from discontinued operations	–	710
Net cash used in investing activities	(10,633)	(5,732)
Cash flows from financing activities:
Payments related to repayments of 2025 Convertible Notes	–	(14,949)
Draws on Working Capital Facility	16,650	–
Repayments of Working Capital Facility	(9,008)	–
Cash payments as part of preferred stock exchange	(6,667)	–
Proceeds from stock option exercises and employee stock purchase plan, net of taxes	699	308
Financing cash flows from continuing operations	1,674	(14,641)
Financing cash flows from discontinued operations	–	–
Net cash provided by (used in) financing activities	1,674	(14,641)
Effect of exchange rates on cash	(128)	99
Net decrease in cash and cash equivalents	(18,275)	(25,037)
Cash and cash equivalents, beginning of period	24,886	39,596
Cash and cash equivalents, end of period	$6,611	$14,559

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INSEEGO CORP.

Supplemental Reconciliations of GAAP to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
GAAP Income (Loss) from continuing operations	$(8,103)	$(8,438)	$(4,536)	$469	$1,432	$507	$(1,170)
Share-based compensation expense	2,292	3,049	2,304	2,335	1,850	1,654	1,601
Impairment of capitalized software	–	341	–	–	–	–	384
Gain on early lease termination	–	–	–	–	(443)	–	–
Purchased intangible amortization	–	–	–	–	–	–	316
Non-recurring transaction-related costs[1]	1,410	2,102	1,200	–	–	–	–
Non-GAAP net income (loss)	(4,401)	(2,946)	(1,032)	2,804	2,839	2,161	1,131
Depreciation and amortization[2]	2,459	2,265	1,813	2,368	2,189	1,792	1,782
Interest expense	918	1,210	1,061	927	885	933	1,026
Other (income) expense, net	(28)	(43)	(125)	(126)	(126)	(182)	(303)
Income tax provision (benefit)	40	35	34	35	(36)	22	23
Adjusted EBITDA	$(1,012)	$521	$1,751	$6,008	$5,751	$4,726	$3,659

1 Non-recurring transaction costs related to the Preferred Stock Exchange Agreement and Purchase Agreement for Nokia’s FWA business

2 Excluding purchased intangible amortization

	Q3 2026	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
INCOME (LOSS) PER DILUTED SHARE:
GAAP income (loss) from continuing operations per diluted share	$(0.49)	$(0.52)	$0.65	$(0.03)	$0.03	$(0.03)	$(0.14)
Share-based compensation expense	0.14	0.19	0.14	0.15	0.12	0.11	0.10
Impairment of capitalized software	–	0.02	–	–	–	–	0.03
Gain on early lease termination	–	–	–	–	(0.03)	–	–
Purchased intangibles amortization	–	–	–	–	–	–	0.02
Non-recurring transaction-related costs	0.08	0.13	0.07	–	–	–	–
Preferred stock exchange deemed contribution	–	–	(0.94)	–	–	–	–
Non-GAAP net income (loss) per diluted share[3]	$(0.27)	$(0.18)	$(0.06)	$0.12	$0.12	$0.08	$0.02

Shares used in computing GAAP income (loss)from continuing operations per diluted share	16,439,278	16,317,614	16,356,246	15,181,439	15,522,042	15,023,832	15,002,003
Shares used in computing non-GAAP net income (loss) per diluted share	16,439,278	16,317,614	16,093,430	15,671,835	15,522,042	15,147,769	15,328,069

3 The per share reconciliation of GAAP to non-GAAP may not aggregate due to both calculations utilizing a different share basis. The loss per diluted share calculation uses a lower share count as it excludes potentially dilutive shares included in the net income per diluted share calculation.

See “Non-GAAP Financial Measures” for information regarding our use of Non-GAAP financial measures.

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INSEEGO CORP.

Illustrative Historical Inseego North America Revenue and FastMile Revenue and Margin

(In thousands)

(Unaudited)

	Q2 2026	Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025
Inseego North America revenue	$43,984	$34,338	$48,399	$45,893	$40,223	$31,673
Acquired FastMile revenue*	42,620	51,584	68,942	106,600	77,562	73,486
Pro forma combined company revenue	$86,604	$85,922	$117,341	$152,493	$117,785	$105,159

Acquired FastMile gross margin*	3.6%	9.2%	7.5%	11.7%	7.4%	8.4%

* Illustrative historical information, the figures were derived from the carve-out statements of revenues and direct expenses of Nokia’s FWA business, prepared before the October 1, 2026 acquisition; they are unaudited, were not prepared on Inseego’s accounting basis, and are not indicative of future results.

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